Exhibit 5.3
November 3, 2008
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Ladies and Gentlemen:
     I am acting as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the preparation and filing on or about the date hereof with the Securities and Exchange Commission (the “Commission”) of a post-effective amendment no. 1 to the registration statement on Form S-3, No. 150101 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration under the Act of an additional class of debt securities of the Company (the “Debt Securities”) issued pursuant to an indenture between the Company and U.S. Bank National Association, as Trustee, dated as of October 7, 2005, as previously supplemented and amended (as so previously supplemented and amended, the “Indenture”) and to be further supplemented if needed by one or more supplemental indentures (each, a “Supplemental Indenture”), the forms of which will be filed, if necessary, as exhibits to a Form 8-K and incorporated by reference in the Registration Statement by reference.
     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation and the Bylaws of the Company and (ii) the resolutions of the Board of Directors of the Company (the “Board”) with respect to the Debt Securities. In my capacity as counsel, I have either participated in the preparation of or have reviewed and am familiar with the Registration Statement and exhibits thereto.
     In making such examination and rendering the opinions set forth below, I have assumed without verification (i) that all documents submitted to me as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to me are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to me as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established by action of the Board, a duly authorized committee of the Board or duly authorized officers of the Company.
     To the extent that the obligations of the Company with respect to the Debt Securities may be dependent upon such matters, I assume for purposes of this opinion that the other party under the Indenture or any Supplemental Indenture, namely, the trustee named therein, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture or any Supplemental Indenture; that such Indenture or any Supplemental Indenture has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture or any Supplemental Indenture with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture or any Supplemental Indenture.
     In respect only of the laws of the State of New Mexico and the federal laws of the United States of America, and subject to the assumptions, qualifications and limitations set forth in this opinion letter, it is my opinion that, after (a) the Board or a duly authorized committee of the Board or duly authorized officers of the Company have taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the remarketing of the Debt Securities and related matters, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any applicable regulatory approvals have been obtained, then when (i) the Indenture and any Supplemental Indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Debt Securities have been duly executed and delivered by the Company and the trustee named therein, (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and any Supplemental Indenture, and (iii) the Debt Securities have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant prospectus or prospectus supplement contained therein or amendment or exhibit thereto and in accordance with the Indenture and any Supplemental Indenture, the Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity (regardless of whether arising prior to, or after, the date hereof or whether considered in a proceeding in equity or at law), and by an implied covenant of reasonableness, good faith and fair dealing or the effect of federal or state securities laws and principles of public policy or the rights of indemnity and contribution.
     I am a member of the bar of the State of New Mexico and express no opinion as to matters governed by any laws other than the laws of the State of New Mexico and the federal laws of the United States of America, except that I express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, New Mexico), municipal law or the laws of any local agencies within any state (including, without limitation, New Mexico). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the use of my name under the caption “Legal Matters” in any prospectus or prospectus supplement comprising a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
     This opinion is rendered solely for your benefit in connection with the offer and sale of the Debt Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without my prior written consent. This opinion is expressed as of the date hereof and I do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to my attention, or any change in law that may occur hereafter.

Very truly yours,
By	/s/ Charles L. Moore
Charles L. Moore
Associate General Counsel PNM Resources, Inc.

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